Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Based on my knowledge, I, A. Hadi Chaudhry, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of CareCloud, Inc. on Form 10-Q for the quarter ended March 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of CareCloud, Inc.

CareCloud, Inc.

	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Chief Executive Officer (Principal Executive Officer)

Dated:
May 14, 2024